UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2021

Social Capital Hedosophia Holdings Corp. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39605	98-1547262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

317 University Ave, Suite 200 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 521-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	IPOD.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	IPOD	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IPOD WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 25, 2021, Mr. Steven Trieu informed Social Capital Hedosophia Holdings Corp. IV (the “Company”) that he would be resigning from his position as Chief Financial Officer of the Company effective May 31, 2021. Mr. Trieu has also resigned from Social Capital, an affiliate of SCH Sponsor Corp. IV LLC, the Company’s sponsor (the “Sponsor”), to pursue other opportunities. Mr. Trieu’s resignation was not related to any disagreement with the Company on any matter relating to the Company's accounting, strategy, leadership, operations, policies or practices (financial or otherwise).

(d) On May 31, 2021, the Company’s board of directors appointed Mr. James Ryans as the Company’s Chief Financial Officer, effective as of such date. Mr. Ryans, 45, has served as a Partner of Social Capital LP, an affiliate of the Sponsor, since 2021. Mr. Ryans served as a director and the chairman of the audit committee of Social Capital Hedosophia Holdings Corp. from September 2017 until the consummation of its business combination with Virgin Galactic in October 2019, as a director and chairman of the audit committee of Virgin Galactic following such business combination until February 2021 and as a director and chairman of the audit committee of Social Capital Hedosophia Holdings Corp. III from April 2020 until the consummation of its business combination with Clover Health. Mr. Ryans currently serves as Chief Financial Officer of Social Capital Hedosophia Holdings Corp. VI. Mr. Ryans has been a professor of accounting at London Business School since 2016 teaching financial accounting at the graduate and post-graduate levels and directs an executive education program on mergers and acquisitions. From 2003 to 2011, Mr. Ryans oversaw investments and business development at Chelsea Rhone LLC and its affiliate HealthCap RRG, a mutual insurance company. From 1999 until 2001, Mr. Ryans was a consultant with Deloitte & Touche. Mr. Ryans is a CFA charterholder and holds a Ph.D. in business administration from the University of California Berkeley, an MBA from the University of Michigan and a BASc in electrical engineering from the University of Waterloo.

In connection with the appointment of Mr. Ryans, the Company entered into the following agreements:

•	A Letter Agreement, dated May 31, 2021 (the “Letter Agreement”), between the Company and Mr. Ryans, pursuant to which Mr. Ryans has agreed to: vote any Class A Ordinary Shares held by him in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•	An Indemnity Agreement, dated May 31, 2021 (the “Indemnity Agreement”), between the Company and Mr. Ryans, providing Mr. Ryans contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

The foregoing descriptions of the Letter Agreement and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and the Indemnity Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit
No.	Description of Exhibit

10.1	Letter Agreement, dated May 31, 2021, between the Company and James Ryans
10.2	Indemnity Agreement, dated May 31, 2021, between the Company and James Ryans

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Capital Hedosophia Holdings Corp. IV

Date: June 1, 2021	By:	/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	Chief Executive Officer